As filed with the Securities and Exchange Commission on May 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SolarBank Corporation

(Exact name of Registrant as specified in its charter)

Ontario, Canada	221114	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

505 Consumers Rd., Suite 803

Toronto, Ontario, M2J 4Z2

Canada

(416) 494-9559

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42 Street, 18 Floor

New York, New York 10168

(800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Timothy Ho Hodgson Russ LLP 22 Adelaide St. West, Suite 2050 Toronto, Ontario, Canada M5H 4E3 (416) 595-5100	Olen Aasen General Counsel SolarBank Corporation 505 Consumers Road, Suite 803 Toronto, Ontario, Canada M2J 4V8 (416) 494-9559	Jamie Kariya Blake, Cassels Graydon LLP 3500 1133 Melville Street, Vancouver, British Columbia, Canada V6E 4E5 (604) 631-4278

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date)
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

The information contained herein is subject to completion and amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES REGULATOR NOR ANY OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

ADDITIONAL INFORMATION

We have filed with the Commission pursuant to MJDS a registration statement on Form F-10 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the Commission. See “Documents Filed as Part of the Registration Statement”. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits to the registration statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

The Company’s Common Shares are registered under Section 12(b) of the U.S. Exchange Act and accordingly, we are subject to informational requirements of the U.S. Exchange Act and applicable Canadian requirements. In accordance with these informational requirements, we file reports and other information with the Commission and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, documents and other information that we file with the Commission may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.

As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal Shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

We file annual reports on Form 40-F with the Commission under the MJDS, which annual reports include:

●	the annual information form;
●	management’s annual discussion and analysis of financial condition and results of operations;
●	consolidated audited financial statements, which are prepared in accordance with IFRS, as issued by the IASB; and
●	other information specified by the Form 40-F.

As a foreign private issuer, we are required to furnish the following types of information to the Commission under cover of Form 6-K:

●	material information that the Company otherwise makes publicly available in reports that the Company files with securities regulatory authorities in Canada;
●	material information that the Company files with, and which is made public by, the CBOE Canada Exchange and NASDAQ; and
●	material information that the Company distributes to its shareholders in Canada.

Reports and other information filed by us with, or furnished to, the Commission may be accessed on the Commission’s website at www.sec.gov. You may read and download any public document that we have filed with the securities commission or similar regulatory authority in each of the provinces of Canada, on SEDAR+ at www.sedarplus.ca.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the physical delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information contained herein is subject to completion or amendment. This short form base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request, without charge from the Corporate Secretary of SolarBank Corporation at Suite 803 – 505 Consumers Road, Toronto, ON M2J 4V8, telephone (416) 494-9559, and are also available electronically at www.sedarplus.ca and wwe.sec.gov.

SHORT FORM BASE SHELF PROSPECTUS

NEW ISSUE AND/OR SECONDARY OFFERING	May 7, 2025

SOLARBANK CORPORATION

C$200,000,000

Common Shares

Debt Securities

Warrants

Subscription Receipts

Share Purchase Contracts

Units

SolarBank Corporation (the “Company” or “SolarBank”) may offer (the “Offerings”) and sell, from time to time, common shares of the Company (the “Common Shares”), debt securities (“Debt Securities”), warrants to purchase securities (“Warrants”), subscription receipts (“Subscription Receipts”), share purchase contracts (“Share Purchase Contracts”), or any combination of such securities (“Units”) (all of the foregoing, collectively, the “Securities”) up to an aggregate initial offering price of C$200,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto) (the “Prospectus”), remains effective. The Securities may be sold by the Company or certain of the Company’s security holders (“Selling Securityholders” and each, a “Selling Securityholder”). Common Shares offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of sale, including potentially by way of an “at-the-market distribution” (as defined under applicable Canadian securities legislation), and set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered and sold may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company or any Selling Securityholder. See “Plan of Distribution”.

The specific terms of the Securities with respect to a particular Offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered, (ii) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, where the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities and any other terms specific to the Debt Securities being offered, (iii) in the case of Warrants, the number of such Warrants offered, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Warrants are issued and any other terms specific to the Warrants being offered, (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares, Debt Securities or Warrants, as the case may be, and any other terms specific to the Subscription Receipts being offered, (v) in the case of Share Purchase Contracts, the number and terms of the Common Shares subject to such contracts, and (vi) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Subscription Receipts, Share Purchase Contracts or Debt Securities comprising the Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers purchasing as principals, directly to one or more other purchasers, or through agents pursuant to applicable statutory exemptions. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution.

The Company or any Selling Securityholder may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company or any Selling Securityholder from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the net proceeds to the Company or any Selling Securityholder and, to the extent applicable, any fees, discounts, concessions or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.

This Prospectus may qualify an “at-the-market distribution”.

In connection with any offering of Securities, other than an “at-the-market distribution”, subject to applicable laws, unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.

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The outstanding Common Shares are listed and posted for trading on Cboe Canada Inc. (“Cboe Canada”) under the symbol “SUNN” and on the Nasdaq Global Market (“Nasdaq”) under the symbol “SUUN”. On May 6, 2025, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on Cboe Canada was $2.90 and on Nasdaq was US$2.06.

We are permitted under a multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). They may not be comparable to financial statements of United States companies.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, the Warrants, the Subscription Receipts, the Share Purchase Contracts and the Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell these Securities purchased under this Prospectus. This may affect the pricing of these Securities in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities, and the extent of issuer regulation (see “Risk Factors”).

Prospective investors should be aware that the acquisition of the Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular Offering and consult their own tax advisors with respect to their own particular circumstances.

Investing in the Securities involves significant risks. Prospective investors should carefully consider the risk factors described under the heading “Risk Factors” in this Prospectus, in the applicable Prospectus Supplement with respect to a particular Offering and in the documents incorporated by reference herein and therein.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the content of this Prospectus.

The enforcement by investors of civil liabilities under United States federal securities laws may be adversely affected by the fact that the Company is a corporation existing under the laws of the Province of Ontario, Canada, and the Company’s executive offices, administrative activities and some of its assets are located outside the United States. In addition, the directors and executive officers of the Company, and certain experts named in this Prospectus, or a document incorporated by reference herein, are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. See “Enforcement of Civil Liabilities”.

This Prospectus, when made final, will be effective for a period of 25 months and will replace our final short form prospectus dated May 2, 2023.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, or a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items). For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate, or to recognized market benchmark interest rates such as CORRA (the Canadian Overnight Repo Rate Average), SOFR (Secured Overnight Financing Rate), EURIBOR (the Euro Interbank Offered Rate) or a U.S. federal funds rate.

The Company’s head office is located at 505 Consumers Road, Suite 803, Toronto, Ontario, M2J 4Z2 and registered office is located at 199 Bay Street, Suite 4000, Toronto, ON M5L 1A9.

Paul Pasalic and Chelsea L. Nickles, each a director of the Company, reside outside of Canada and have appointed Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP, 1133 Melville Street, Suite 3500, The Stack, Vancouver, British Columbia, V6E 4E5, Canada as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada, even if the party has appointed an agent for service of process.

Unless otherwise indicated, all references to “$” or “C$” in this Prospectus refer to Canadian dollars and all references to “US$” in this Prospectus refer to United States dollars. See “Currency Presentation and Exchange Rate Information”.

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-iv-

About this Prospectus

In this Prospectus and any Prospectus Supplement, unless the context otherwise requires, the terms “we”, “our”, “us” and the “Company” refer to SolarBank and our direct and indirect subsidiaries.

This Prospectus is a base shelf prospectus that the Company has filed with the securities commissions in each of the provinces in Canada in order to qualify the offering of the Securities described in this Prospectus in accordance with National Instrument 44-102–Shelf Distributions (“NI 44-102”).

Under this shelf registration process, SolarBank may sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate offering price of $200,000,000. This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company sells Securities under this Prospectus, the Company will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the securities to which the Prospectus Supplement pertains.

You should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. We have not authorized anyone to provide you with different information. We are not making an offer of the Securities in any jurisdiction where such offer is not permitted. You should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise. Our business, financial condition, financial performance and prospects may have changed since those dates.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” or “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and “forward-looking information” as defined under applicable Canadian securities laws (collectively, “forward-looking statements”). The forward-looking statements in this Prospectus are provided as of the date of this Prospectus and forward-looking statements incorporated by reference are made as of the date of those documents. The Company does not intend to and does not assume any obligation to update forward-looking statements, except as required by applicable law. For this reason and the reasons set forth below, investors should not place undue reliance on forward-looking statements.

All statements other than statements of historical fact contained in this Prospectus, or in the documents incorporated by reference herein, are forward-looking statements, including, without limitation, the Company’s statements regarding the Company’s business and the environment in which it operates, the intention of the Company to complete any offering of Securities on the terms and conditions described herein and in any Prospectus Supplement, the listing of any Securities, and the intention of the Company to use the MJDS to offer Securities in the United States. Forward-looking statements contained herein are based on current expectations, estimates, forecasts, projections, beliefs and assumptions made by management of the Company about the industry in which it operates. Such statements include, in particular, statements about the Company’s plans, strategies and prospects. In some cases, these forward-looking statements can be identified by words or phrases such as “may”, “might”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “indicate”, “seek”, “believe”, “predict” or “likely”, or the negative of these terms, or other similar expressions intended to identify forward-looking statements. These statements are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed, implied or forecasted in such forward-looking statements. The Company does not intend, and disclaims any obligation, to update any forward-looking statements after it files this Prospectus, whether as a result of new information, future events or otherwise, except as required by the securities laws. These forward looking statements are made as of the date of this Prospectus.

1

The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

●	the completion, size, pricing, expenses and timing of the closing of any Offerings;
●	the Company’s discretion in the use of net proceeds from Offerings;
●	the Company’s expectations regarding its revenue, expenses and operations;
●	industry trends and overall market growth;
●	the Company’s growth strategies;
●	expectations relating to director and executive officer compensation levels;
●	the Company’s anticipated cash needs and its needs for additional financing;
●	the Company’s intention to grow the business and its operations;
●	expectations with respect to future costs;
●	the Company’s financial results after giving effect to the Acquisition (as defined herein);
●	the anticipated power generation from the Company’s projects;
●	the revenue generated via the Company’s diverse portfolio of distributed and community solar projects;
●	the planned use of funds relating to the RBC Loan (as defined herein);
●	the intentions and plans relating to the Qcells Projects (as defined herein);
●	the completion dates of the various Ontario BESS Projects (as defined herein);
●	the use of proceeds from the 2025 Offering (as defined herein);
●	the details of the CIM Transaction (as defined herein);
●	the Company’s competitive position and the regulatory environment in which the Company operates;
●	the Company’s expectation that revenues derived from its operations, together with fund-raising activities, will be sufficient to cover its expenses during 2025 and over the next 12 months;
●	the Company’s expected business objectives for the next 12 months; and
●	the Company’s ability to obtain additional funds through the sale of equity or debt commitments.

Forward-looking statements are based on certain assumptions and analyses made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate, and are subject to risks and uncertainties. In making the forward-looking statements included in this Prospectus, the Company has made various material assumptions, including but not limited to: (i) obtaining the necessary regulatory approvals; (ii) that regulatory requirements will be maintained; (iii) general business and economic conditions; (iv) the Company’s ability to successfully execute its plans and intentions; (v) the realization of the anticipated benefits of the Acquisition in the timeframe anticipated; (vi) the absence of significant undisclosed costs or liabilities associated with the Acquisition; (vii) the availability of financing on reasonable terms; (viii) the Company’s ability to attract and retain skilled staff; (ix) market competition; (x) the products and services offered by the Company’s competitors; (xi) that the Company’s current good relationships with its service providers and other third parties will be maintained; and (xii) government subsidies and funding for renewable energy will continue as currently contemplated. Although the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and the Company cannot assure that actual results will be consistent with these forward-looking statements. Given these risks, uncertainties and assumptions, prospective purchasers of Offered Shares should not place undue reliance on these forward-looking statements. Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors”, which include:

●	failure to realize the anticipated benefits of the Acquisition in the timeframe anticipated, or at all;
●	potential unforeseen difficulties in integrating the SFF business into the Company’s systems and operations;
●	the discovery of significant undisclosed costs or liabilities associated with the Acquisition;
●	reliance on information provided by SFF and the risk of inaccurate or incomplete information, historical and/or stand-alone financial information may not be representative of future performance, and uncertainty as to expected financial condition and economic performance following the completion of the Acquisition;
●	the Company and CIM may be unable to conclude definitive documentation for the CIM Transaction;
●	the Company may be adversely affected by volatile solar power market and industry conditions; in particular, the demand for its services may decline, which may reduce its revenues and earnings;
●	the execution of the Company’s growth strategy depends upon the continued availability of third-party financing arrangements for the Company and its customers;
●	the Company’s future success depends partly on its ability to expand the pipeline of its energy business in several key markets;

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●	governments may revise, reduce or eliminate incentives and policy support schemes for solar and battery storage power, which could cause demand for the Company’s services to decline and impact the viability of the Company’s IPP project portfolio;
●	general global economic conditions may have an adverse impact on our operating performance and results of operations;
●	the Company’s project development and construction activities may not be successful;
●	developing and operating solar projects exposes the Company to various risks;
●	the Company faces a number of risks involving power purchase agreements (“PPAs”) and project-level financing arrangements, including failure or delay in entering into PPAs, defaults by counterparties and contingent contractual terms;
●	the Company is subject to numerous laws, regulations and policies at the national, regional and local levels of government in the markets where it does business. Any changes to these laws, regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar power and battery storage products, solar projects and solar electricity;
●	the markets in which the Company competes are highly competitive and evolving quickly;
●	an anti-circumvention investigation could adversely affect the Company by potentially raising the prices of key supplies for the construction of solar power projects;
●	the Company’s quarterly operating results may fluctuate from period to period;
●	foreign exchange rate fluctuations;
●	risks related to the Company’s foreign private issuer status;
●	risks related to the Company’s “passive foreign investment company” status within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended; a change in the Company’s effective tax rate can have a significant adverse impact on its business;
●	seasonal variations in demand linked to construction cycles and weather conditions may influence the Company’s results of operations;
●	the Company may be unable to generate sufficient cash flows or have access to external financing necessary to fund planned operations and make adequate capital investments in solar project development;
●	the Company may incur substantial additional indebtedness in the future;
●	the Company is subject to risks from supply chain issues;
●	risks related to inflation;
●	unexpected warranty expenses that may not be adequately covered by the Company’s insurance policies;
●	if the Company is unable to attract and retain key personnel, it may not be able to compete effectively in the renewable energy market;
●	there are a limited number of purchasers of utility-scale quantities of electricity and entities that have the ability to interconnect projects to the grid, which exposes the Company and its utility scale solar projects to additional risk;
●	compliance with environmental laws and regulations can be expensive;
●	corporate responsibility, specifically related to Environmental, Social and Governance matters and unsuccessful management of such matters may adversely impose additional costs and expose the Company to new risks;
●	the Company has limited insurance coverage;
●	the Company is reliant on information technology systems and may be subject to damaging cyberattacks;
●	the Company does not anticipate paying cash dividends;
●	the Company may become subject to litigation;
●	discretion of the Company on the use of the net proceeds of an Offering;
●	no guarantee on how the Company will use its available funds;
●	the Company is subject to additional regulatory burden resulting from its public listing on Cboe Canada and the Nasdaq;
●	the market price for Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control;
●	future sales of Common Shares by existing shareholders could reduce the market price of the Common Shares;
●	the Company will continue to sell securities for cash to fund operations, capital expansion, mergers and acquisitions that will dilute the current shareholders; and
●	future dilution as a result of financings.

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These factors should not be considered exhaustive. If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking statements prove incorrect, actual results might vary materially from those anticipated in those forward-looking statements.

Information contained in forward-looking statements in this Prospectus is provided as of the date of this Prospectus, and we disclaim any obligation to update any forward-looking statements, whether as a result of new information or future events or results, except to the extent required by applicable securities laws. Accordingly, potential investors should not place undue reliance on forward-looking statements or the information contained in those statements.

Prospective purchasers of Securities should carefully consider the risk factors described in a document incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities. Discussions of certain risks affecting the Company in connection with its business are provided in the Company’s disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus.

All of the forward-looking statements contained in this Prospectus are expressly qualified by the foregoing cautionary statements. Investors should read this entire Prospectus and consult their own professional advisors to assess the income tax, legal, risk factors and other aspects of their investment.

ADDITIONAL INFORMATION

We have filed with the SEC pursuant to the MJDS a registration statement on Form F-10 under the U.S. Securities Act, relating to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits to the registration statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

The Company’s Common Shares are registered under Section 12(b) of the U.S. Exchange Act and accordingly, we are subject to informational requirements of the U.S. Exchange Act and applicable Canadian requirements. In accordance with these informational requirements, we file reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.

As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal Shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

We file annual reports on Form 40-F with the SEC under the MJDS, which annual reports include:

●	the annual information form;

●	management’s annual discussion and analysis of financial condition and results of operations;

●	consolidated audited financial statements, which are prepared in accordance with IFRS as issued by the IASB; and

●	other information specified by the Form 40-F.

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As a foreign private issuer, we are required to furnish the following types of information to the SEC under cover of Form 6-K:

●	material information that the Company otherwise makes publicly available in reports that the Company files with securities regulatory authorities in Canada;

●	material information that the Company files with, and which is made public by, Nasdaq; and

●	material information that the Company distributes to its shareholders in Canada.

Reports and other information filed by us with, or furnished to, the SEC may be accessed on the SEC’s website at www.sec.gov. You may read and download any public document that we have filed with the securities commission or similar regulatory authority in each of the provinces of Canada, on SEDAR+ at www.sedarplus.ca.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is governed by the laws of the Province of Ontario, Canada and its executive offices, administrative activities and some of its assets are located outside the United States. In addition, the directors and executive officers of the Company, and certain experts named in this Prospectus, or a document incorporated by reference herein, are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. Consequently, it may be difficult for United States purchasers to effect service of process within the United States on the Company, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Purchasers should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would render judgments, in original actions, for liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.

The Company has filed with the SEC an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Cogency Global Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to the offering of the Securities.

FINANCIAL INFORMATION

Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS as issued by the IASB, which differs from U.S. generally accepted accounting principles (“U.S. GAAP”), and may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP. Unless the context otherwise permits, indicates or requires, all references in this Prospectus to the “Company”, “we”, “our”, “us” and similar expressions are references to SolarBank Corporation and the business carried on by it.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless stated otherwise or the context otherwise requires, all references to dollar amounts in this Prospectus are references to Canadian dollars. All references to “$” or “C$” are to Canadian dollars and references to “US$” are to United States dollars.

The Company presents its financial statements in Canadian dollars. The audited financial statements of the Company for the year ended June 30, 2024 as well as the unaudited condensed consolidated interim financial statements of the Company for the three and six months ended December 31, 2024 have been prepared in accordance with IFRS as issued by the IASB. Certain financial information incorporated by reference in this Prospectus is derived from such financial statements.

The following table sets forth the rate of exchange for the Canadian dollar expressed in United States dollars in effect at the end of each of the periods indicated, the average of the exchange rates in effect on the last day of each month during each of the periods indicated, and the high and low exchange rates during each of the periods indicated, in each case based on the daily average rate of exchange as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars.

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	Year ended June 30,			Three Month Period Ended
	2024	2023	2022	March 31, 2025
Low	US$ 0.7207	US$ 0.7217	US$ 0.7669	US$ 0.6848
High	US$ 0.7617	US$ 0.7841	US$ 0.8111	US$ 0.7059
Average	US$ 0.7380	US$ 0.7467	US$ 0.7901	US$ 0.6968

The rate of exchange on May 6, 2025 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was C$1.00 equals US$0.7255.

caution regarding pro forma financial statements

This Prospectus incorporates by reference certain unaudited pro forma financial statements of SolarBank (the “SolarBank Pro Forma Financial Statements”) comprised of the pro forma consolidated statement of financial position as at March 31, 2024, and the pro forma consolidated statements of income and comprehensive income of the Company for the financial year ended June 30, 2023 and the nine month period ended March 31, 2024, giving effect to the completion of the Acquisition. Such SolarBank Pro Forma Financial Statements have been prepared using certain of SolarBank’s financial statements and the respective historical financial statements of Solar-Flow Through Funds Ltd. (“SFF”) and the nine limited partnerships (the “Predecessor LPs”) and respective general partnerships which were consolidated into one corporation, as more particularly described in the notes to such SolarBank Pro Forma Financial Statements. In preparing such SolarBank Pro Forma Financial Statements, the Company had limited access to the books and records of SFF and the Predecessor LPs and was not in a position to independently assess or verify information related to SFF and the Predecessor LPs that was used to prepare the SolarBank Pro Forma Financial Statements or the financial statements of SFF and the Predecessor LPs that are included in this Prospectus. Such SolarBank Pro Forma Financial Statements are not necessarily indicative of results of operations and financial condition that would actually have occurred for the periods presented had the Acquisition and the related financing been effective at the beginning of such periods, nor of the future results of operations and financial condition of the Company. Since the SolarBank Pro Forma Financial Statements have been developed to retroactively show the effect of a transaction that has occurred at a later date (even though this was accomplished by following generally accepted practice using reasonable assumptions), there are limitations inherent in the very nature of pro forma data. The data contained in the SolarBank Pro Forma Financial Statements represents only a simulation of the potential financial impact of the Acquisition. Undue reliance should not be placed on such SolarBank Pro Forma Financial Statements. See “Caution Regarding Forward-Looking Statements”.

market and industry data

Unless otherwise indicated, information contained in this Prospectus concerning the Company’s industry and the markets in which it operates, including general expectations and market position, market opportunities and market share, is based on information from independent industry organizations, other third-party sources (including industry publications, surveys and forecasts) and management studies and estimates.

Unless otherwise indicated, the Company’s estimates are derived from publicly available information released by independent industry analysts and third-party sources as well as data from the Company’s internal research and knowledge of the renewable energy market and economy, and include assumptions made by the Company which management believes to be reasonable based on their knowledge of the Company’s industry and markets. The Company’s internal research and assumptions have not been verified by any independent source, and it has not independently verified any third-party information. While the Company believes the market position, market opportunity and market share information included in this Prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of the Company’s future performance and the future performance of the industry and markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Caution Regarding Forward-Looking Statements” and “Risk Factors”. For the avoidance of doubt, nothing stated in this paragraph operates to relieve any party from liability for any misrepresentation contained in this Prospectus under applicable Canadian securities laws.

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DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in the provinces of Canada (collectively, the “Commissions”). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Administrative Officer of the Company at 505 Consumers Road, Suite 803, Toronto, Ontario, M2J 4Z2, telephone (416) 494-9559. These documents are also available through the internet on SEDAR, which can be accessed online at www.sedar.com, and on the SEC’s website at www.sec.gov.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein.

The following documents of the Company, filed by the Company with the Commissions, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the Company’s annual information form dated September 30, 2024 for the year ended June 30, 2024 (the “AIF”);

(b)	the amended audited financial statements for the years ended June 30, 2024 and 2023, together with the notes thereto and the auditor’s reports thereon filed April 22, 2025;

(c)	the management’s discussion and analysis of the Company for the year ended June 30, 2024;

(d)	the management information circular dated November 11, 2024 in connection with the Company’s annual general and special meeting of shareholders held on December 12, 2024;

(e)	the unaudited condensed consolidated interim financial statements of the Company for the three and six months ended December 31, 2024 (the “Interim Financial Statements”);

(f)	the management’s discussion and analysis of the Company for the three and six months ended December 31, 2024;

(g)	the business acquisition report filed July 11, 2024, specifically excluding the statement restricting use for the special purpose financial statements of SFF for the years ended December 31, 2022 and 2021 appended thereto, in connection with the Company’s closing of the acquisition of SFF whereby the Company acquired all of the issued and outstanding common shares of SFF through a plan of arrangement for an aggregate consideration of up to $41.8 million in an all stock deal (the “Acquisition”);

(h)	the material change report filed July 12, 2024 in connection with the Company’s closing of the Acquisition;

(i)	the material change report filed October 3, 2024, in connection with the amending and restating of the equity distribution agreement entered into between the Company, Research Capital Corporation, Research Capital USA Inc. and H.C. Wainwright & Co., LLC (“Wainwright”), to add Wainwright as a sales agent under the Company’s existing at-the-market program;

(j)	the material change report filed December 18, 2024, in connection with the Company’s subsidiary securing the financial closing of a combined project loan in a principal amount of $25.8 million from Royal Bank of Canada as Lender, Administrative and Collateral Agent and Green Loan Structuring Agent;

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(k)	the material change report filed January 7, 2025, in connection with the Company’s announcement that Qcells, through an affiliate, has entered into agreements to acquire from the Company a total of four ground-mount solar power projects that are under development in upstate New York representing 25.577 MW; and

(l)	the material change report filed March 27, 2025, in connection with the Company’s closing of an offering of 2,394,367 units for aggregate gross proceeds of approximately US$8.5 million.

Any document of the types referred to in the preceding paragraph (excluding press releases and confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44-101 - Short Form Prospectus Distributions that are filed by us with a Commission after the date of this Prospectus and prior to the termination of the Offering under any Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an Offering will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the Offering covered by that Prospectus Supplement.

Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

Reference to the Company’s website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and the Company disclaims any such incorporation by reference.

BUSINESS OF THE COMPANY

Overview of the Company

The Company is an independent renewable and clean energy project developer, power producer and asset operator based in Canada and the United States. The Company is engaged in the development and operation of solar photovoltaic (“PV”) power generation projects, battery energy storage systems (“BESS”) in Canada and the United States, and EV-Charging projects in Canada. The Company’s mission is to support the energy transition in North America through deployment of clean energy at a distributed scale closer to where consumption occurs. Its objective is to scale-up as a leading developer, owner and operator of a significant fleet of distributed renewable power assets that have economic and technical value. The Company originates, develops, designs and builds solar power projects, BESS and EV-Charging stations. The Company is also gaining expertise in other clean and renewable technologies that will enable greater penetration of clean energy.

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Principal Operations

The Company focuses on grid connected solar PV electricity power plants, BESS and EV-Charging stations. With its full in-house development, engineering and construction expertise, the Company’s capabilities span the value chain from development, EPC, financing, and operating as an Independent Power Producer (“IPP”). The Company’s core business consists of:

●	Development: The Company identifies, evaluates and secures control of suitable solar, BESS and other renewable development sites; obtains grid interconnection from utilities; acquires permits from government authorities; and engages solar energy subscribers and/or PPA clients as off-takers. A PPA, also referred to as an off-take agreement, is a contract between two parties, one which generates electricity (the seller) and one which is looking to purchase electricity (the buyer or off-taker). The PPA defines all of the commercial terms for the sale of electricity between the two parties, including when the project will begin commercial operation, schedule for delivery of electricity, penalties for under delivery, payment terms, and termination. A PPA requires active management to reconcile monthly deliveries, penalties and payment for electricity.

●	EPC: The Company engineers, procures and constructs safe, efficient, eco-friendly, solar and other renewable power plants for industrial, commercial, community and utility electricity market, using high engineering standards and the latest technology.

●	Financing: The Company assists with securing, or secures directly for its own IPP projects, sponsor equity, tax equity, long-term debt, and construction financing to deploy BESS, solar and other renewable power plants.

●	Independent Power Producer: The Company commenced operating as an IPP in 2023. Previously, the Company operated and maintained solar power plants to optimize production and supervised solar power subscribers through two customer support centers in Boston and Chicago. The Company also manages PPA and off-take agreements as an asset manager.

Operations and Maintenance (“O&M”) refers to activities which enable power plants to produce energy at or above the expected level of performance, in compliance with applicable regulations. O&M encompasses several ongoing maintenance processes, such as preventative maintenance, reactive maintenance, including rapid identification, analysis, and resolution of issues and problems and comprehensive monitoring and transparent reporting, along with the replacement and disabling of broken and damaged system and structural components. O&M is essential to ensuring that BESS, solar and other renewable power plants sustain themselves for their expected system life.

The Company generates revenues via a diverse portfolio of distributed and community solar projects across multiple solar markets including projects with host off-takers and community solar projects under programs such as Feed-In-Tariff (“FIT”), Value of Distributed Energy Resources, and PPAs. The Company develops solar projects that sell electricity to commercial, industrial, municipal, residential and utility off-takers.

Recent Developments

BESS Project Financing

On December 16, 2024 the Company announced the financial closing of a combined project loan (the “RBC Loan”) in a principal amount of $25.8 million from Royal Bank of Canada as Lender, Administrative and Collateral Agent and Green Loan Structuring Agent (the “Lender” or “RBC”).

The RBC Loan, on a non-recourse basis, will be used for the construction, operation and maintenance of two 4.99 MW BESS projects to be located in Ontario (the “BESS Projects”), with project names SFF 06 and 903 respectively. The BESS Projects are owned by a subsidiary of the Company, 1000234763 Ontario Inc. (“ProjectCo”), and ProjectCo is the borrower under the terms of the RBC Loan.

In July 2023, the BESS Projects were awarded contracts by the Independent Electricity System Operator (“IESO”) under the Expedited Long-Term RFP (E-LT1 RFP). These contracts, which have a term of 22 years, include a fixed contract capacity payment of $1,221/MW per business day. The Company expects that once operational each project will have 4.74 MW of daily contract capacity available (at a capacity payment to ProjectCo of $1,221/MW per business day) for 251 business days in a year.

The RBC Loan will initially be advanced as a construction loan facility (the “Construction Facility”). The Construction Facility shall be converted into a term loan (the “Term Facility”) following the commercial operation date (“COD”) of each Project. The Loan also includes an ITC bridge facility (the “ITC Facility”).

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The RBC Loan is available for draw down by ProjectCo based on its construction schedule for each of the BESS Projects and the satisfaction of relevant conditions precedent. The Loan is secured by a first ranking security interest over all assets of the ProjectCo.

The Company has an indirect 50% interest in ProjectCo, with the remaining 50% held by a partnership formed by First Nations communities in Ontario.

The SFF 06 project commenced construction during February 2025 and has a targeted completion prior to June 30, 2025.

The 903 project remains in the permitting process and commencement of construction remains subject to the receipt of final permits. In particular, in order to proceed with construction of the 903 project an Official Plan Amendment and Zoning By-law Amendment (“OPA/ZBA”) are required from the Town of Armour, Ontario. On November 8, 2022 the ProjectCo received a Municipal Support Resolution, which was unanimously approved by the council for the Town of Armour. However, the OPA/ZBA have been delayed as a result of certain public opposition and the council’s evaluation of how to respond to such opposition. A delay in obtaining the necessary OPA/ZBA means that ProjectCo may not be able to commence construction on the originally planned timeline and delaying construction means that achieving commercial operation on or before April 2026 will be delayed. In order to extend the deadline for commercial operation under the E-LT1 contract for the project, ProjectCo has sent the IESO a notice of potential force majeure event dur to the OPA/ZBA delay. The timing of the issuance of the OPA/ZBA and its impact on project schedule remains uncertain.

There are several risks associated with the development of the BESS Projects. The development of any project is subject to required permits, the continued availability of third-party financing arrangements for the Company and the ability of the Company to meet the conditions to draw down the funds available under the RBC Loan, the risks associated with the construction of a battery energy storage project and the degradation of battery storage capacity over time based on the number of discharge cycles. In addition, governments may revise, reduce or eliminate incentives and policy support schemes for battery energy storage, which could result in future projects no longer being economic.

Qcells Transaction

On January 6, 2025 the Company announced that Qcells, through an affiliate, has entered into agreements to acquire from the Company a total of four ground-mount solar power projects that are under development in upstate New York (the “Qcells Projects”) representing 25.577 MW DC. The Qcells Projects are known as Gainesville, Hardie, Rice Road and Hwy 28.

Qcells is a subsidiary of South Korea’s Hanwha Solutions (KRX: 009830). Qcells is one of the world’s leading clean energy companies, recognized for its established reputation as a manufacturer of high-performance, high-quality solar cells and panels, portfolio of intelligent storage systems, and growing international pipeline of large-scale renewable energy projects. The company is headquartered in Seoul, South Korea (Global Executive HQ) with its diverse international manufacturing facilities in the U.S., Malaysia, and South Korea.

SolarBank originated the sites in upstate New York and the Qcells Projects have received positive interconnection results via a completed Coordinated Electric System Interconnection Review (CESIR). The Qcells Projects will be developed as four separate solar power projects. The Company will now continue to build the Qcells Projects for Qcells to commercial operation via EPC agreements. The sale of the Projects and EPC agreement have a total value of approximately US$49.5 million. The Company also expects that it will retain an operations and maintenance contract for the Qcells Projects following the completion of construction.

Once completed, the Qcells Projects will be operated as community solar projects. Community solar is a group of solar panels with access to the local electricity grid. Once the panels are turned on and generating electricity, clean energy from the site feeds into the local power grid. Depending on the size and number of panels the project has, dozens or even hundreds of renters and homeowners can save money from the electricity that is generated by the project. By subscribing to a project, a homeowner earns credits on their electric bill every month from their portion of the solar that’s generated by the project, accessing the benefits of solar without installing panels on their home. The Qcells Projects are expected to be eligible for incentives under the New York State Energy Research and Development Authority (NYSERDA) NY-Sun Program.

As of the date of this Prospectus an estimated US$1,552,149 has been received from Qcells for the sale of the Qcells Projects and US$5,535,302 has been received under the EPC agreements. The Company has incurred US$5,275,713 in costs under the terms of the EPC agreement. Over the next 12 month period the Company expects to receive US$4,656,448 for the sale of the Qcells Projects and US$25,000,000 under the terms of the EPC agreements.

There are several risks associated with the development of the Qcells Projects. The development of any project is subject to required permits, the continued availability of third-party financing arrangements for Qcells, the risks associated with the construction of a solar energy project. In addition, governments may revise, reduce or eliminate incentives and policy support schemes for solar energy projects, which could result in future projects no longer being economic. Qcells will pay the purchase price for the Projects, and construction costs under the EPC agreements, in stages. If Qcells does not obtain the necessary financing, the Company is obligated to reacquire the projects subject to retention of an initial payment.

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Camillus Property

On March 18, 2025 the Company announced that its 3.26 MW Camillus Solar Project (the “Camillus Project”) has been sold to, and will now be constructed for, Solar Advocate Development LLC (“Solar Advocate”). The Camillus Project is being constructed as a 3.26 MW DC ground-mount solar power project on a closed landfill site and will operate as a community solar project. Engineering and initial construction have commenced and the Company has initiated procurement of major equipment. The Company has also leveraged its strong relationships with Tier 1 suppliers to secure major equipment orders of solar panels, inverters, racking, and transformers necessary for the Camillus Project. The Company will now continue to build the Camillus Project for Solar Advocate to commercial operation via an EPC agreement dated March 18, 2025. The sale price for the Camillus Project, and value of the EPC agreement, are approximately US$7.3 million.

Equity Offering

On March 24, 2025, SolarBank announced that it had closed a registered direct offering of 2,394,367 units (the “2025 Units”) at a price of US$3.55 per 2025 Unit, for aggregate gross proceeds of approximately US$8.5 million (the “2025 Offering”). Each 2025 Unit was comprised of one Common Share and one Common Share purchase warrant (each, a “2025 Warrant”) The 2025 Warrants are exercisable immediately, at an exercise price of US$4.45 per Common Share, and will expire on March 24, 2030.

The Company expects to use the net proceeds from the 2025 Offering to advance its independent power producer assets including battery energy storage system projects and a community solar project in New York, along with for working capital and other general corporate purposes. A.G.P./Alliance Global Partners acted as sole placement agent for the 2025 Offering.

Data Center Expansion

SolarBank announced in November 2024 that it is strategically expanding into the rapidly growing data center market. Since that time, it has been evaluating a pipeline of potential data center opportunities. In alignment with its commitment to harnessing clean energy technologies, SolarBank intends to pursue opportunities as a developer, owner, and strategic partner in data center infrastructure, supporting the demand for high-performance, sustainable energy solutions within the sector.

There are several risks associated with the development of any data center. While SolarBank is expanding into the data center industry, it does not currently have any data center projects under development or that it has secured rights to. It is in discussions with various other parties regarding potential data center opportunities and will provide details in a future news release if an agreement to acquire or develop a data center is concluded. The development of any data center project is subject to identification of a suitable project site, receipt of required permits, entry into contracts for construction and the use of the data center, the availability of third-party financing arrangements for the Company and the risks associated with the construction of a data center. In addition, governments may revise, reduce or eliminate incentives and policy support schemes for renewable energy, which could result in future projects no longer being economic.

CIM Transaction

On May 6, 2025 the Company announced today that CIM Group (“CIM”), a real estate and infrastructure owner, operator, lender and developer, and the Company have entered into a Mandate Letter providing for up to US$100 million in project based financing for a portfolio of 97 MW of solar power projects located in the United States (the “CIM Transaction”). The CIM Transaction will be structured as a preferred equity investment into a newly formed entity (“New HoldCo”) that will be a joint venture between CIM and Abundant Solar Power Inc. (“ASP”), a wholly-owned subsidiary of SolarBank. No shares or other securities of SolarBank will be issued in connection with the CIM Transaction.

CIM shall acquire non-convertible preferred equity interests in New HoldCo (the “CIM Equity”). Pursuant to a membership interest purchase agreement to be entered into by New HoldCo and ASP, New HoldCo will purchase the membership interests of identified project companies that wholly own 97 MW of power generating capacity (the “CIM Portfolio” or the “CIM Projects”) directly or indirectly from ASP, subject to the satisfaction of customary conditions precedent. New HoldCo would advance 20% of the purchase price for each CIM Project at mechanical completion of such CIM Project, and 80% at substantial completion of such CIM Project.

Each CIM Project is anticipated to sell investment tax credits (“ITCs”) to one or more creditworthy third-party buyers pursuant to one or more tax credit transfer agreements in accordance with the requirements of Section 6418 of the Internal Revenue Code of 1986, as amended (the “Code” and each a “TCTA”).

CIM shall receive a coupon, payable semi-annually, equal to 3% (annually) of the aggregate investment and, subject to certain distributions detailed below, the remainder of the cashflow generated from the CIM Portfolio shall be distributed to ASP. CIM shall retain 100% of the TCTA sales. In the event of liquidation, casualty or similar condemnation event the proceeds shall be distributed based on prior contributions of the parties. New HoldCo has the right to redeem the CIM Equity based on the greater of fair market value or a multiple of invested capital beginning 180 days after the fifth anniversary of the date the last CIM Project is placed in service (the “Call Option”). If the Call Option is not exercised, CIM has the right to require a redemption of the CIM Equity at the lower of fair market value or a multiple of invested capital.

There are several risks associated with the CIM Transaction and development of the CIM Projects. The development of any project is subject to receipt of interconnection approval, receipt of a community solar contract, required permits, the continued availability of third-party financing arrangements for the Company and the risks associated with the construction of a solar power project. In addition, governments may revise, reduce or eliminate incentives and policy support schemes for solar power, which could result in future projects no longer being economic. The CIM Transaction is subject to the execution of definitive documentation setting out all of the representations, warranties, covenants and conditions precedent associated with the CIM Transaction. There is a risk that definitive documentation may not be executed or that the conditions precedent to the CIM Transaction are not satisfied. In such case, no funding will be advanced under the terms of the CIM Transaction. SolarBank will also need to secure the financing required to develop the CIM Projects to mechanical completion and substantial completion, as prior to such milestone none of the funding from the CIM Transaction will be available.

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Development Pipeline

The Company has an existing development pipeline of solar PV projects that totals approximately 1,142 MW and BESS projects that totals approximately 162 megawatt hours (“MWH”). The Company categorizes its development pipeline into the following three categories: (1) “Under Construction” means the commercial operation date for the project is expected to occur within the next six to twelve months; (2) “Advanced Development” means the project is expected to reach notice to proceed (“NTP”) stage within the next six to twelve months; and (3) “Development” means the project is expected to reach NTP stage in greater than twelve months. The existing development pipeline is broken down as follows:

Stage	Solar PV Projects	BESS Projects
Under Construction	25 MW	60 MWH
Advanced Development	149 MW	2 MWH
Development	890 MW	100 MWH
Total	1,096 MW	162 MWH

The statements noted above are “forward looking statements” and there are several risks associated with the development of the project disclosed and the execution of the Company’s development pipeline. The development of any project is subject to receipt of interconnection approval, required permits, successful award of request for proposal processes, execution of contractual agreements and the continued availability of third-party financing arrangements for the Company and the risks associated with the construction of a solar power project. In addition, governments may revise, reduce or eliminate incentives and policy support schemes for solar power, which could result in future projects no longer being economic. Please refer to “Cautionary Note Regarding Forward-Looking Statements” for additional discussion of the assumptions and risk factors associated with the statements in this section.

RISK FACTORS

Prospective purchasers of Securities should carefully consider the risk factors described below and in the documents incorporated by reference in this Prospectus (including the AIF and subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities. Discussions of certain risks affecting the Company in connection with its business are provided in the Company’s disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus.

Risks Related to our Business

Our business may be affected by global economic conditions.

Global financial markets have at various times in the past, and may, in the future, experience extreme volatility impacting many industries. Global financial conditions remain subject to sudden and rapid destabilizations in response to economic shocks, including rising inflation, related government interventions, and global supply-chain disruption. A sudden or prolonged slowdown in the financial markets or other economic conditions, including but not limited to, fuel and energy costs, potential changes to trade policy, including tariff and import/export regulations, consumer spending, employment rates, business conditions, inflation, consumer debt levels, lack of available credit, the state of the financial markets, rising interest rates and tax rates, may adversely affect our growth and potential future profitability.

Future economic shocks may be precipitated by a number of causes, including, but not limited to, a rise in the price of oil and other commodities, the volatility of metal prices, rising inflation and interest rates, geopolitical instability, war, invasions or other armed conflicts, terrorism, pandemics, epidemics or other health concerns, the devaluation and volatility of global stock markets, tariffs and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact our ability to obtain equity or debt financing in the future on terms favourable to us or at all. In such an event, our operations and financial condition could be adversely impacted.

Our business, financial condition and results of operations could be adversely affected by disruptions in the global economy resulting from recently proposed trade barriers, including tariffs.

The global economy has the potential to be negatively impacted by increasing tension and uncertainty resulting from actions by the United States government to impose tariffs on goods that are imported into the United States. Increased trade barriers, such as tariffs, could adversely affect our business, financial condition and results of operations. The impact of any tariffs is expected to result in market disruptions, inflation, supply chain disruptions and volatility in commodity prices, credit and capital markets. Further escalation of geopolitical tensions related to tariffs and retaliatory trade actions could result in increased volatility and disruption to the global economy and the markets in which we operate adversely impacting our business, financial condition or results of operations.

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Governments may revise, reduce or eliminate incentives and policy support schemes for solar and battery storage power, which could cause demand for our products to decline.

Historically, the market for on-grid applications, where solar power supplements the electricity a customer purchases from the utility network or sells to a utility under a FIT, depends largely on the availability and size of government subsidy programs and economic incentives. Until recently, the cost of solar power exceeded retail electricity rates in many locations. Government incentives vary by geographic market. Governments in many countries provided incentives in the form of FITs, rebates, tax credits, renewable portfolio standards, auctions for Contracts for Difference, Feed-in Premium and other incentives.

In the United States, the Inflation Reduction Act of 2022 (“IRA”) is a bill passed by the 117th United States Congress in August 2022 that aims to curb inflation by reducing the deficit, lowering prescription drug prices, and investing into domestic energy production while promoting clean energy solutions. The IRA includes long-term solar and energy storage tax incentives and other critical provisions that will help decarbonize the electric grid with significant clean energy deployment. The legislation earmarked $369 billion for U.S. energy security and fighting climate change. The IRA extends the solar input tax credit (“ITC”) by 10 years at 30%. The existing federal ITC has been fundamental to incentivizing the growth of American solar. The credit applies to residential, commercial, and utility-scale developers and will create an effective discount of 30% on the capital cost of solar installations for ten years (until 2033). The credit will decline to 26% in 2033 and to 22% in 2034. The reinvigorated ITC will come with a variety of “adders,” which could push the tax credit to as high as 50% for some projects. Additionally, the credit is equipped with a direct pay provision, allowing developers with little to no tax liability to treat it as a tax overpayment, resulting in a cash refund.

These governments implemented mandates to end-users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. However, these government mandates and economic incentives in many markets either have been or are scheduled to be reduced or eliminated altogether or in the case of the IRA the new administration in the United States has discussed repealing the IRA in whole or in part, and it is likely that eventually incentives for solar and alternative energy technologies will be phased out completely. Over the past few years, the cost of solar energy has declined, and the industry has become less dependent on government incentives.

While solar projects may continue to offer attractive internal rates of return, it is unlikely that these rates will be as high as they were in the past. If internal rates of return fall below an acceptable rate for project investors, and governments continue to reduce or eliminate incentives for solar power, this may cause a decrease in demand and considerable downward pressure on solar systems and therefore negatively impact the value of solar projects. The reduction, modification or elimination of government incentives in one or more of our markets could therefore materially and adversely affect the growth of such markets or result in increased price competition, either of which could cause our revenues to decline and harm our financial results.

USE OF PROCEEDS

Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used to advance the Company’s business objectives and for general corporate purposes, including funding ongoing operations or working capital requirements, repaying indebtedness outstanding from time to time, discretionary capital programs and potential future acquisitions. At this time, the Company does not have any proposed acquisitions.

As disclosed in the AIF, the Company has shifted its business model from a solely “develop to sell” strategy to add the ownership of renewable projects as an Independent Power Producer. The Company has five phases of its business model:

●	Phase 1 – Site Origination to Bankable Lease

●	Phase 2 – Development to Notice to Proceed (NTP)

●	Phase 3 – Financing

●	Phase 4 – Delivery: Engineering, Procurement and Construction to COD/PTO

●	Phase 5 – O&M, Subscriber Management and Asset Management

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For any projects the Company intends to retain, own and operate as an Independent Power Producer, the Company makes an adjustment in Phase 3. Instead of bringing in a project sponsor to finance and own the relevant project, the Company is the sponsor by financing the project itself and retaining ownership. The process and costs associated with project ownership are the same as the Company’s “develop to sell” business model, except for the requirement to fund the development costs. As a result, in order to grow the Independent Power Producer asset base, the Company needs additional capital to cover the equity portion of project development costs. Absent additional capital, the Company will continue with its “develop to sell” strategy and take smaller ownership interests in smaller projects. However, the ability to access financing through a Prospectus Supplement will allow the Company to retain a larger ownership in larger projects and accelerate its development pipeline. The Company has not identified any specific projects that financing from a Prospectus Supplement would be allocated towards for project ownership purposes and any determination is subject to the availability and amount of any future financing.

Future developments in the Company’s solar power projects under development or unforeseen events may also impact the ability of the Company to use the proceeds from the sale of the Securities as intended or disclosed in each Prospectus Supplement. See “Risk Factors”.

Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

To the extent that the Company has negative cash flow in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. If necessary, proceeds from the sale of Securities may be used to fund negative cash flow from operating activities in future periods which will be indicated in a Prospectus Supplement as applicable. There can be no assurance that the Company will be able to generate a positive cash flow from its operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to the Company. All expenses relating to an Offering and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such Securities, unless otherwise stated in the applicable Prospectus Supplement.

As at March 31, 2025, the Company had $23,929,445 in cash and short-term investments and a working capital deficit of $9,748,440. The Company expects to be able to continue operations for at least the next 18 months using its currently available non-contingent financial resources given its expected rate of cash burn.

The Company will not receive any proceeds from any sale of Securities by any Selling Securityholder.

CONSOLIDATED CAPITALIZATION

The following table sets out the consolidated capitalization of the Company as of December 31, 2024, both before and after giving effect to the 2025 Offering. Except as described in the Interim Financial Statements and as outlined under “Prior Sales”, there have been no material changes in the share and loan capital of the Company, on a consolidated basis, since December 31, 2024. For information on the issuance of Common Shares pursuant to the exercise of options pursuant to our share compensation plan, the issuance of Common Shares pursuant to the vesting of restricted share units pursuant to our share compensation plan and warrants, see “Prior Sales”.

	As at December 31, 2024 (1)	As at December 31, 2024 after giving effect to the 2025 Offering (1)
Common Shares	31,067,655	33,462,022
Options	2,639,000	2,639,000
Warrants	7,818,000	10,332,085
Restricted Share Units	257,500	257,500
Contingent Value Rights(2)	9,297,180	9,297,180

(1)	As at December 31, 2024, the Company had stock options, common share purchase warrants and restricted share units outstanding that could result in the issuance of up to 2,639,000, 7,818,000, and 257,500 additional Common Shares, respectively.

(2)	As at December 31, 2024 the Company had 9,297,180 contingent value rights convertible into a maximum of 2,283,929 Common Shares.

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PLAN OF DISTRIBUTION

The Company or any Selling Securityholder may sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. Each Prospectus Supplement relating to a particular offering of Securities will set forth the terms of the applicable Offering, including the (a) terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered, and the method of distribution; (b) the name or names of any underwriters, dealers or agents involved in the offering of Securities; (c) the purchase price or prices of the Securities offered thereby and the proceeds to, and the expenses borne by, the Company from the sale of the Securities; (d) any commission, underwriting discount and other items constituting compensation payable to underwriters, dealers or agents; and (e) any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents. In addition, Securities may be offered and issued in consideration for the acquisition (an “Acquisition”) of other businesses, assets or securities by the Company or its subsidiaries. The consideration for any such Acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, securities, cash and assumption of liabilities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales of Common Shares in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions, including sales made directly on the Cboe Canada, Nasdaq or other existing trading markets for the securities, and sales pursuant to a dividend reinvestment plan. Common Shares are the only Securities that may be sold in “at-the-market distributions”. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with an offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company or any Selling Securityholder. The Selling Securityholders will not engage in any “at-the-market distributions.”

Only underwriters, dealers or agents so named in the Prospectus Supplement are deemed to be underwriters, dealers or agents in connection with the Securities offered thereby. If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. If agents are used in an offering, unless otherwise indicated in the applicable Prospectus Supplement, such agents will be acting on a “best efforts” basis for the period of their appointment. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company or any Selling Securityholder to indemnification by the Company or any Selling Securityholder against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents with whom the Company or any Selling Securityholder enters into agreements may be customers of, engage in transactions with, or perform services for, the Company or any Selling Securityholder in the ordinary course of business.

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Any offering of Debt Securities, Subscription Receipts, Share Purchase Contracts, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Share Purchase Contracts, Warrants or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Subscription Receipts, Share Purchase Contracts, Warrants or Units may be sold and purchasers may not be able to resell Debt Securities, Subscription Receipts, Share Purchase Contracts, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Debt Securities, Subscription Receipts, Share Purchase Contracts, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in these Securities or as to the liquidity of the trading market, if any, for these Securities.

No underwriter of the “at-the-market distribution” as defined under applicable Canadian securities legislation, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Common Shares distributed under the at-the-market prospectus, including selling an aggregate number or principal amount of Common Shares that would result in the underwriter creating an over-allocation position in the Common Shares.

In connection with any offering of Securities, other than an “at-the-market distribution”, subject to applicable laws, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

A purchaser who acquires Common Shares, Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts, or Units forming part of the underwriters’ over-allocation position acquires those securities under this short form prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the overallotment option or secondary market purchases.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by Selling Securityholders. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws: (i) the name or names of the Selling Securityholders (if a Selling Securityholder is not an individual, the name of each individual who is a principal securityholder of the Selling Securityholder); (ii) the number or amount of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number or amount of Securities being distributed for the account of each Selling Securityholder; (iv) the number or amount of Securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only; (vi) if any Selling Securityholder acquired any Securities in the 12 months preceding the date of the applicable Prospectus Supplement, the date or dates on which such Selling Securityholder acquired such Securities and the cost thereof to such Selling Securityholder in the aggregate and on an average cost per security basis; (vii) if applicable, the disclosure required by Item 1.11 of Form 44-101F1, and, if applicable, the Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement; and (viii) all other information that is required to be included in the applicable Prospectus Supplement.

PRIOR SALES

Information in respect of the Common Shares issued by the Company within the previous twelve (12) month period, including Common Shares that the Company issued either upon the exercise of options or warrants, will be provided as required in a Prospectus Supplement with respect to the issuance of the Securities pursuant to such Prospectus Supplement.

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PRICE RANGE AND TRADING VOLUME

The Common Shares are currently listed and posted for trading on Cboe Canada under the trading symbol “SUNN” and on the Nasdaq under the trading symbol “SUUN”. Trading price and volume of the Common Shares will be provided in each Prospectus Supplement.

DIVIDEND POLICY

We have not declared any dividends or distributions on the Common Shares since our incorporation. Any future determination to pay dividends or make distributions will be at the discretion of the board of directors and will depend on our capital requirements, financial performance and such other factors as the board of directors considers relevant.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares. As of the close of business on May 6, 2025, there were 35,299,583 Common Shares issued and outstanding.

All of the issued and outstanding Common Shares have been fully paid for and none are subject to any future call or assessment. Holders of Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of the Company and to receive all notices and other documents required to be sent to shareholders in accordance with the Company’s articles, corporate law and the rules of any applicable stock exchange. On a poll, every shareholder has one vote for each Common Share. The holders of Common Shares are entitled to dividends if, as and when declared by the board of directors of the Company and, upon the liquidation, dissolution or winding-up of its affairs or other distribution of its assets for the purpose of winding-up its affairs, to receive, on a pro rata basis, all of the remaining assets of the Company. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking fund or purchase fund provisions.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of Debt Securities. The particular terms and provisions of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement.

The Debt Securities will be issued in series under one or more trust indentures to be entered into between the Company and a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee. Each such trust indenture, as supplemented or amended from time to time, will set out the terms of the applicable series of Debt Securities. The statements in this Prospectus relating to any trust indenture and the Debt Securities to be issued under it are summaries of anticipated provisions of an applicable trust indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such trust indenture, as applicable.

Each trust indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. Any Prospectus Supplement for Debt Securities will contain the terms and other information with respect to the Debt Securities being offered, including (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities, (ii) the currency for which the Debt Securities may be purchased and the currency in which the principal and any interest is payable (in either case, if other than Canadian dollars), (iii) the percentage of the principal amount at which such Debt Securities will be issued, (iv) the date or dates on which such Debt Securities will mature, (v) the rate or rates at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any), (vi) the dates on which any such interest will be payable and the record dates for such payments, (vii) any redemption term or terms under which such Debt Securities may be defeased, (viii) any exchange or conversion terms, and (ix) any other specific terms.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The Debt Securities will be direct obligations of the Company. The Debt Securities will be senior or subordinated indebtedness of the Company as described in the relevant Prospectus Supplement.

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DESCRIPTION OF WARRANTS

We may issue Warrants to purchase Common Shares, Debt Securities or other securities of the Company. This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus.

Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities. Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The applicable Prospectus Supplement will include details of the Warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement.

Notwithstanding the foregoing, we will not offer Warrants for sale separately to any member of the public in Canada unless the Offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved for filing by the securities regulators in Canada, if applicable, where the Warrants will be offered for sale.

The Prospectus Supplement relating to any Warrants that we offer will describe the Warrants and the specific terms relating to the Offering. The description will include, where applicable:

●	the designation and aggregate number of Warrants;

●	the price at which the Warrants will be offered;

●	the currency or currencies in which the Warrants will be offered;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●	the designation, number and terms of the Common Shares, Debt Securities or other securities, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

●	the exercise price of the Warrants;

●	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

●	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

●	any minimum or maximum amount of Warrants that may be exercised at any one time;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

●	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material United States and Canadian federal income tax consequences of owning the Warrants; and

●	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants. We may amend the Warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

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DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, separately or together, with Common Shares, Debt Securities or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that we may offer pursuant to this Prospectus.

The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. We will file a copy of the subscription receipt agreement relating to an Offering with securities regulatory authorities in Canada after we have entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the number of Subscription Receipts;

●	the price at which the Subscription Receipts will be offered and whether the price is payable in installments;

●	conditions to the exchange of Subscription Receipts into Common Shares, Debt Securities or Warrants, as the case may be, and the consequences of such conditions not being satisfied;

●	the procedures for the exchange of the Subscription Receipts into Common Shares, Debt Securities or Warrants;

●	the number of Common Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;

●	the aggregate principal amount, currency or currencies, denominations and terms of the series of Debt Securities that may be exchanged upon exercise of the Subscription Receipts;

●	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

●	the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Debt Securities or Warrants;

●	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

●	material United States and Canadian federal income tax consequences of owning the Subscription Receipts;

●	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities subject to the Subscription Receipts.

Under the subscription receipt agreement, a Canadian purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Common Shares, Debt Securities or Warrants, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares, Debt Securities or Warrants, as the case may be, if this Prospectus, the applicable Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States or other jurisdictions outside Canada.

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Such subscription receipt agreement will also specify that we may amend any subscription receipt agreement and the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holder.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

The Company may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to the Company, and obligating the Company to purchase from or sell to the holders, a specified number of Common Shares at a future date or dates, and including by way of installment.

The price per Common Share and the number of Common Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. The Company may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as it may determine.

The Company will deliver an undertaking to the Ontario Securities Commission that it will not distribute share purchase contracts that, according to the aforementioned terms as described in the applicable prospectus supplement for share purchase contracts supplementing this prospectus, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless such prospectus supplement containing the specific terms of the share purchase contracts to be distributed separately is first reviewed by the Ontario Securities Commission.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt obligations of third parties, securing the holders’ obligations to purchase the Common Shares under the share purchase contracts, which are referred to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of the Company. The particular terms and provisions of share purchase contracts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable Prospectus Supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares and the nature and amount of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or not or paid in installments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a securities exchange or automated interdealer quotation system.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

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DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the foregoing general terms and provisions may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian and U.S. federal income tax consequences to investors described therein of acquiring any Securities offered thereunder, as may be required by applicable securities laws.

EXEMPTION FROM TRANSLATION REQUIREMENTS

Pursuant to a decision of the Autorité des marchés financiers dated April 10, 2025, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an “at-the-market” distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon by Blake, Cassels & Graydon LLP on behalf of the Company.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Endeavor Trust Corporation at its principal office in the City of Vancouver, British Columbia.

INTEREST OF EXPERTS

The Company’s external auditor, Deloitte LLP, is independent of the Company within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The Company’s former external auditor, ZH CPA, LLC, confirmed that it was independent of each of the Company, SFF, and the Predecessor LPs within the meaning of the rules of professional conduct of the Colorado State Board of Accountancy and the Public Company Accounting Oversight Board until January 13, 2025.

The Company’s former external auditor, MSLL CPA LLP, Chartered Professional Accountants, confirmed that it was independent of the Company, SFF, and the Predecessor LPs within the meaning of the rules of professional conduct of the Chartered Professional Accountants of British Columbia until April 25, 2024.

Doane Grant Thornton LLP (formerly Grant Thornton LLP), former external auditor of both SFF and the Predecessor LPs, confirmed that it was independent of the Company, SFF, and the Predecessor LPs within the meaning of the rules of professional conduct of the Chartered Professional Accountants of British Columbia, as of the date of their audit opinion.

Evans & Evans, Inc. is named in certain documents incorporated by reference herein, as providing the fairness opinion regarding the Acquisition and a valuation in respect of SFF and its assets. As at the date of this Prospectus, the “designated professionals” of Evans & Evans beneficially own, directly and indirectly, less than 1% of the Company’s outstanding securities.

PROMOTERS

No person or company has, within the two years immediately preceding the date of this Prospectus, been a promoter of the Company, within the meaning of applicable securities laws.

21

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) in the paragraph above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) in the paragraph above.

The by-laws of the Registrant provide that, subject to the limitations contained in the Business Corporations Act (Ontario), every director or officer of the Registrant, every former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his or her heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Registrant from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate if: (i) he or she acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

***

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

II-1

EXHIBITS

Exhibit	Description
4.1

Annual Information Form of the Registrant for the year ended June 30, 2024 (incorporated by reference to Exhibit 99.6 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on October 1, 2024) (File No. 0001-41976).

4.2

Consolidated Financial Statements of the Registrant as at and for the years ended June 30, 2024 and 2023 (incorporated by reference to Exhibit 99.4 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on October 1, 2024) (File No. 0001-41976).

4.3

Annual Management’s Discussion and Analysis of the Registrant for the year ended June 30, 2024 (incorporated by reference to Exhibit 99.5 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on October 1, 2024) (File No. 0001-41976).

4.4

Condensed Interim Consolidated Financial Statements (Unaudited) of the Registrant as at and for the three and six months ended December 31, 2024 and 2023, together with the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, filed with the Commission on February 14, 2025) (File No. 0001-41976).

4.5

Management’s Discussion and Analysis for the Three and Six Months Ended December 31, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the Commission on February 14, 2025) (File No. 0001-41976).

4.6

Notice of Annual General and Special Meeting of Shareholders of the Registrant and Information Circular, dated October 28, 2024 (incorporated by reference to Exhibit 99.5 to the Registrant’s Report on Form 6-K, filed with the Commission on November 5, 2024) (File No. 0001-41976).

4.7	Business Acquisition Report, dated July 8, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the Commission on July 11, 2024) (File No. 0001-41976).

4.8	Material change report dated October 3, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the Commission on October 4, 2024) (File No. 0001-41976).

4.9	Material change report dated December 18, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the Commission on December 18, 2024) (File No. 0001-41976).

4.10	Material change report dated December 31, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the Commission on January 8, 2025) (File No. 0001-41976).

4.11	Material change report dated March 24, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the Commission on March 27, 2025) (File No. 0001-41976).

4.12

Independent Auditors’ Report of MSLL CPA LLP, relating to Consolidated Financial Statements of the Registrant as at and for the years ended June 30, 2023 and 2022 (incorporated by reference to Exhibit 99.9 to Amendment No. 1 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on April 14, 2025) (File No. 0001-41976).

5.1	Consent of MSLL CPA LLP

5.2	Consent of Blake, Cassels & Graydon LLP

5.3	Consent of ZH CPA LLC

5.4	Consent of Doane Grant Thornton LLP

5.5	Consent of Evans & Evans Inc.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

107	Filing Fee Table.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Item 1. Undertaking.

SolarBank Corporation undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, SolarBank Corporation has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of SolarBank Corporation shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SolarBank Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on May 8, 2025.

SOLARBANK CORPORATION

By:	/s/ Richard Lu
Name:	Dr. Richard Lu
Title:	Director, Chief Executive Officer and President

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard Lu and Sam Sun, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on May 8, 2025.

Signature	Title

/s/ Richard Lu	Director, Chief Executive Officer and President (Principal Executive Officer)
Richard Lu

/s/ Sam Sun	Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)
Sam Sun

/s/ Paul Pasalic	Director
Paul Pasalic

/s/ Matthew Wayrynen	Director
Matthew Wayrynen

/s/ Paul Sparkes	Director
Paul Sparkes
/s/ Chelsea Nickles	Director
Chelsea Nickles

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of SolarBank Corporation in the United States, on May 8, 2025.

Cogency Global Inc.
as authorized representative for SolarBank Corporation

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.